Exhibit 1


                                              STOCK PLEDGE AGREEMENT


                  Steven Roth, ("Debtor"), for valuable consideration, receipt of which is hereby acknowledged, hereby grants to Vornado, Inc. (the "Lender"), in order to secure the payment when due, whether by acceleration or otherwise, of any and all present or future indebtedness, liabilities or obligations of Debtor to the Lender under the Debtor's Promissory Note dated the date hereof and any other promissory note hereafter made by Debtor in favor of Lender (the "Obligations") a security interest in and a pledge and assignment of the following property of Debtor (the "Collateral"):

                    1,000,000 shares of Common Stock, par value $0.04 of
               Vornado, Inc. ("Shares"), which are herewith delivered to the Lender.

                  (1) Definitions. Except as otherwise expressly defined herein, all terms used herein which are defined in the Uniform Commercial Code as in effect from time to time in the State of New Jersey (the "Code") have the same meaning herein as in the Code.

                  (2) Continuing Agreement. This is a continuing agreement and shall remain in full force and effect and shall be binding upon Debtor, his heirs, executors and assigns until such time as all obligations have been paid in full.

                  (3) Representations and Warranties. Debtor represents and warrants, and so long as this Agreement is in effect shall be deemed continuously to represent and warrant, that Debtor is the owner of the collateral, free of all security interests or other encumbrances, except the security interest created by this Agreement.

                  (4) Removal of Collateral. Lender shall release to Debtor free of the security interest created hereunder one Share for each one-millionth of the maximum amount of principal borrowed under the obligations which is prepaid by Debtor.

                  (5) Rights of the Lender. Upon the occurrence of an event of default, the Lender may from time to time:

                  (a) Transfer of any of the collateral into the name of the Lender or its nominee.

                  (b) Notify parties obligated on any of the Collateral to make payment to the Lender of any amounts due or to become due thereunder.

                  (c)  Enforce collection of any of the Collateral.

                  (d) Take possession or control of any proceeds or the Collateral.


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                  Upon the occurrence of an event of default, Debtor will not demand or receive any income from or interest on the Collateral, and if Debtor receives any such income or interest without any demand by it, the same shall be held by Debtor in trust for the Lender in the same medium in which received, shall not be co-mingled with any assets of Debtor and shall be delivered to the Lender in the form in which it was received, properly endorsed to permit collection, not later than the next business day following the day of its receipt.

                  (6) Further Assurances: Lender as Agent. Debtor agrees to take such actions and to execute such stock or bond powers and such other or different writings as the Lender may request (and irrevocably authorizes the Lender to execute such writings as Debtor's agent and attorney-in-fact) further to perfect, confirm and assure the Lender's security interest in the Collateral and to assist the Lender's realization thereon.

                  (7) Events of Default. The occurrence of any of the following which has not been cured by Debtor within 30 days following actual receipt of written notice given by the Lender shall constitute an "event of default" hereunder:

                  (a) Failure of Debtor to pay any obligation when due and payable;

                  (b) Default in the timely performance by Debtor of any covenant contained herein or in any other agreement with or instrument delivered to the Lender;

                  (c) Any representation or warranty made by Debtor herein or in any other agreement with or instrument delivered to the Lender, or any statement or representation made in any certificate, report or opinion delivered in connection herewith or in connection with any such other agreement or instrument shall prove to have been false or misleading in any material respect when made; or

                  (d) The insolvency of Debtor, the admission by Debtor of its inability to pay its debts as they become due, the commencement of any case by or against Debtor, under any bankruptcy or insolvency law, or the making by Debtor of any assignment for the benefit of creditors.

                  (8) Rights and Remedies of the Lender Upon Default. If an event of default shall have occurred and by continuing, the Lender's rights and remedies with respect to the Collateral shall be those of a secured party under the code and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtor and the Lender. Without in any way requiring notice to be given in the following time and manner, Debtor agrees that any notice by the Lender of sale, disposition or other intended action hereunder in connection therewith, whether required by the Code or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular or certified mail, postage prepaid, at least three days prior to such action, to Debtor's address specified in Section 10 hereof.


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                  (9) Application of Proceeds by the Lender. In the event the
Lender sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in Section 8 hereof, any amounts held, realized or received by the Lender pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by the Lender first toward the payment of any costs and expenses incurred by the Lender in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations, including attorneys' fees, and then toward payment of the Obligations in such order or manner as the Lender may elect. Any Collateral remaining after such application and after payment of the Obligations in full shall be paid or delivered to Debtor, his heirs, executors or assigns, or as a court of competent jurisdiction may direct.

                  (10) Notices. Any communication, notice or demand to be given hereunder shall be duly given when delivered in writing or sent by telex or telecopier to a party at its address indicated below.

                  If to the Lender, at:     80 Park West
                                            Plaza II
                                            Saddle Brook, New Jersey 07662

                  If to the Debtor, at:     80 Park West
                                            Plaza II
                                            Saddle Brook, New Jersey 07662

or, as to either party, to each other address as shall be designated by such party in a written notice to the other party.

                  (11) Expenses. Debtor agrees to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of the Lender's counsel) in any way relating to the enforcement or protection of the rights of the Lender hereunder and further agrees that the Collateral secures such payment.

                  (12) No Waiver, cumulative Rights. No failure on the part of the Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right or remedy hereunder preclude any other or future exercise of any other right or remedy. Each and every right and remedy hereby granted to the Lender or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Lender from time to time.

                   (13) Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New Jersey.


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                  IN WITNESS WHEREOF, the Debtor has caused this Agreement to be duly executed as of the 29th day of December 1992.


                                                           /s/ Steven Roth
                                                               Steven Roth



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